MEMORANDUM OF UNDERSTANDING
     This Memorandum of Understanding (“MOU”), dated as of February 28, 2011, is made and entered into, through their counsel, between Minneapolis Firefighters’ Relief Association (“Plaintiff”), on the one hand, and Guillermo Amore, Frank Botman, Timothy C. Elwes, Antonio S. Fernandez, Melissa Hathaway, Manuel D. Medina, Arthur L. Money, Marvin S. Rosen, Rodolfo A. Ruiz, Joseph R. Wright, Jr., Verizon Communications Inc., and Verizon Holdings Inc. (collectively, the “Defendants”) and Terremark Worldwide, Inc. (“Terremark”), on the other.
     WHEREAS, on January 27, 2011, Terremark, Verizon Communications Inc. (“Verizon”), and Verizon Holdings Inc. (“Verizon Holdings”) entered into an Agreement and Plan of Merger (the “Merger Agreement”);
     WHEREAS, on February 10, 2011, pursuant to the Merger Agreement, Verizon filed with the Securities and Exchange Commission (the “SEC”) an Offer to Purchase, offering to purchase for cash all outstanding shares of the common stock of Terremark for $19 per share (as amended from time to time, the “Tender Offer”);
     WHEREAS, the Merger Agreement provides that, following completion of the Tender Offer and upon the terms and subject to the conditions set forth therein and the General Corporation Law of the State of Delaware, as amended, Verizon Holdings will merge with and into Terremark, with Terremark continuing as the surviving corporation and as a wholly-owned subsidiary of Verizon (the “Merger,” and collectively with the Tender Offer, the “Transactions”);
     WHEREAS, on February 10, 2011, Terremark filed a Solicitation/Recommendation Statement Under Section 14(d)(4) of the Securities Exchange Act of 1934 in connection with the Tender Offer (as amended from time to time, the “Schedule 14D-9”);

     WHEREAS, on February 7, 2011, a verified putative class action complaint was filed in the Court of Chancery of the State of Delaware (the “Delaware Court”), captioned Minneapolis Firefighters’ Relief Association v. Guillermo Amore, et al., C.A. No. 6175-VCN, and a verified amended complaint, was served on February 26, 2011 (the “Delaware Action”);
     WHEREAS, between January 28, 2011 and February 14 2011, five separate putative class action complaints were filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County in Florida, captioned: (i) Eileen Stackewicz v. Terremark Worldwide, Inc., et al., No. 11-03106 CA 40; (ii) Norbert Shaefer v. Terremark Worldwide, Inc., et al., No. 11-03274 CA 32 & 11-03279 CA 32; (iii) Michael Jiannaras v. Terremark Worldwide, Inc., et al., No. 11-03471 CA 40; (iv) Andres Trejo v. Terremark Worldwide, Inc., et al., No. 11-04668 CA 3; and (v) Clifton Adams v. Guillermo Amore, et al., No. 11-04838 CA 13 (collectively, the “Florida State Actions”);
     WHEREAS, two putative class action complaints have been filed in the United States District Court for the Southern District of Florida, captioned: (i) Thom Hogan v. Terremark Worldwide, Inc., et al., No. 1:11-CV-20369-MGC; and (ii) Norman Abril v. Manuel Medina, et al., No. 1:11-CV20555-CMA (collectively, the “Florida Federal Actions,” and together with the Delaware Action and the Florida State Actions, the “Actions”);
     WHEREAS, the Plaintiff in the Delaware Action has filed a motion for a preliminary injunction with respect to the Transactions and an accompanying application for expedited discovery;
     WHEREAS, on February 15, 2011, Vice Chancellor Noble of the Court of Chancery of the State of Delaware set a hearing in the Delaware Action on the Plaintiff’s Motion for a Preliminary Injunction for March 2, 2011;
     WHEREAS, the Plaintiff, Terremark and the Defendants (collectively, the “Parties”) have engaged in expedited discovery, which has included the production of over 100,000 pages of documents by Defendants, Plaintiff and certain third parties, and four depositions;

     WHEREAS, the Parties have agreed to settle the Released Claims (as defined herein) and to fully and completely settle and resolve the Actions and all claims that were asserted or which could have been asserted therein on the terms and conditions contained herein, without any admission of liability or wrongdoing (the “Settlement”);
     WHEREAS, counsel for the Plaintiff has represented that counsel for the Plaintiffs in the Florida Federal Actions and the Florida State Actions (Andres Trejo, Norman Abril, Thom Hogan, Michael Jiannaras, Eileen Stackewicz, Norbert Shaefer, and Clifton Adams (collectively, the “Florida Plaintiffs”)) have agreed to the Settlement on the terms and conditions set forth in this MOU;
     WHEREAS, Defendants vigorously deny all allegations of wrongdoing, fault, liability or damage to Plaintiffs and the putative class and otherwise deny that they engaged in any wrongdoing or committed, or aided or abetted, any violation of law or breach of duty and believe that they acted properly, in good faith and in a manner consistent with their legal duties and obligations, and are entering into this Settlement solely to avoid the substantial burden, expense, inconvenience and distraction of continued litigation and to resolve the Released Claims fully and finally; and
     WHEREAS, Plaintiff and Plaintiff’s counsel in the Actions have determined that a settlement on the terms reflected in this MOU is fair, reasonable and adequate and in the best interest of Terremark’s shareholders and will provide shareholders with an improved opportunity to obtain higher consideration for their shares as well as additional information material to their decision with respect to the Tender Offer and the Merger without any admission as to the lack of merit of any of the claims asserted in the Actions;

     NOW, THEREFORE, as a result of the foregoing and the negotiations among counsel for the parties, the Parties agree as follows:
     1. In consideration for the full settlement and dismissal with prejudice of the Actions and the releases provided for herein: (a) Terremark agrees to make certain additional disclosures concerning the Tender Offer set forth in Exhibit A hereto; and (b) Terremark, Verizon and Verizon Holdings agree to amend the Merger Agreement as set forth in Exhibit B hereto. Other than any attorneys’ fees and expenses that may be awarded by the Court, the Defendants shall have no other obligations, liabilities or responsibilities in connection with the Settlement except as specifically set forth herein.
     2. The parties to the Action will use their best efforts, in good faith, to agree upon and execute, as promptly as is practicable, a definitive Stipulation of Settlement (the “Stipulation”) and such other documentation as may be required to effectuate the Settlement, including by seeking and obtaining Final Approval of the Settlement and the final dismissal of all of the Actions upon the terms set forth herein.1
     3. The Stipulation shall provide for, among other things, the following:
          (a) A provision that conditions the Settlement on Final Approval of the Settlement (including the dismissals with prejudice of each of the Actions, such dismissals not being subject to appeal (or further appeal) by lapse of time or otherwise and without regard to the consideration of application for an award of attorneys’ fees and expenses to Plaintiff’s counsel).

[1]	As used in this MOU, the term “Final Approval” means that the Courts in each of the Actions has entered an order dismissing that action with prejudice on the merits and with each party to bear its own costs (and, to the extent required, approving the Settlement on the terms set forth herein) and that each such order is final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise; provided, however, and notwithstanding any provision to the contrary in this MOU, Final Approval does not require, and shall not include or depend in any way upon the resolution of any orders, proceedings, rulings, consideration, appeals or other matters concerning, relating to, based upon or arising out of any application by Plaintiff’s counsel for an award of reasonable attorneys’ fees and expenses (including the allocation of such fees among counsel).

          (b) The requirement that the parties to the Delaware Action present, as soon as practicable, the Settlement to the Delaware Court for preliminary approval and setting of a final hearing on whether the Settlement should be approved, following appropriate notice to members of the Class (as defined herein).
          (c) The requirement that the Parties use their best efforts, and take all such other such steps as may be necessary and required to effect the implementation and Final Approval of the Settlement on the terms set forth herein, including the dismissal (with prejudice and without costs) of each and every one of the Actions.
          (d) The conditional certification, for settlement purposes only, of a non-opt-out class that includes any and all record and beneficial holders of Terremark common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held Terremark common stock at any time between and including October 1, 2010 and the date of consummation of the Merger, but excluding Defendants (the “Class”).
          (e) That Defendants: (i) deny and continue to deny that they have committed, or aided or abetted in the commission of, any unlawful or wrongful act or violation of any duty owed to Plaintiffs, the Class or anyone else in connection with the Released Claims and the subject matter thereof, including the Merger, the Merger Agreement, and the Tender Offer, (ii) maintain that they diligently and scrupulously complied with all of their legal duties and obligations in connection therewith; and (iii) are entering into the Stipulation solely because the proposed settlement will eliminate the distraction, burden and expense of continued litigation.

          (f) That Plaintiff’s counsel believe that the terms of the Stipulation are fair, reasonable, adequate and in the best interest of all members of the proposed Class; that Plaintiffs have held and continue to hold shares of Terremark common stock at all times material hereto; and that Plaintiff’s counsel further represent that none of the Plaintiff’s claims or causes of action referred to in the Stipulation have been assigned, encumbered or otherwise transferred.
          (g) A provision that counsel for the plaintiffs in the Florida State Actions and the Florida Federal Actions have received and reviewed the Stipulation and agree to its provisions and acknowledge that the Settlement is binding upon them.
          (h) Defendants’ acknowledgement that the pendency and prosecution of the Actions and the negotiations between Plaintiff’s counsel and Defendants’ counsel were the cause of Defendants’ agreement to make the additional disclosures reflected in Exhibit A and the amendments to the Merger Agreement set forth in Exhibit B.
          (i) The full and complete discharge, dismissal with prejudice on the merits, settlement and release of, any Released Claims belonging to any Releasing Plaintiff2 against the Released Persons and a permanent injunction barring the assertion by any Releasing Plaintiff of any Released Claims against the Released Persons. The Parties shall negotiate in good faith the definition of Released Claims to be included in the Stipulation, but agree that it shall include, without limitation, any and all claims, debts, demands, rights or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on state, local, federal, statutory or common law or any other law, rule or regulation (including but not limited to any claims arising under the federal securities laws, including any claims arising under Section 14 of the Securities Exchange Act of 1934), whether fixed or contingent,

[2]	The Parties agree to negotiate, in good faith, a definition of Releasing Plaintiffs that shall include, without limitation, Plaintiff and each of the other Settlement Class Members, on behalf of themselves and each of their agents, representatives, heirs, executors, administrators, predecessors, successors and assigns, and any other person or entity who has the right, ability, standing or capacity to assert, prosecute or maintain on behalf of any Class Member any of the Released Claims or to obtain the proceeds of any recovery in whole or in part.

accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, including both known claims and Unknown Claims (as defined herein), whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, that have been asserted in the Actions or that could have been asserted in the Actions or any other forum by Plaintiffs or any of the other Class Members which arise out of their status as Terremark shareholders during the Settlement Class Period and which arise out of: (i) the Merger; (ii) the Merger Agreement or any amendments thereto; (iii) any actions, deliberations or negotiations in connection with the Merger, or any amendment thereto, including the process of deliberation or negotiation by each of Terremark, Verizon and Verizon Holdings and any of their respective officers, directors, employees, representatives or advisors; (iv) the consideration received by Class members in connection with the Tender Offer, or any amendment thereto; (v) the Transactions; (vi) the Offer to Purchase, the Schedule 14D-9, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating to or discussing, directly or indirectly, the Transactions; (vii) the Tender and Support Agreements, dated January 27, 2011, entered into by each of Cyrte Investments GP I BV, Sun Equity Assets Limited and VMware Bermuda Limited with Verizon; and/or (viii) any fiduciary obligations of any of the Released Parties (defined below) in connection with the Merger or the Merger Agreement, or any amendment thereto, including the negotiation and consideration of the Merger or any amendment thereto or any disclosures related thereto. The Released Claims shall not, however, include any claims to enforce the Settlement or claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law by Terremark stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.

          (j) The Parties shall negotiate in good faith the definition of “Released Parties,” but agree that it shall include, without limitation, each of (i) the Defendants; (ii) any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant or Terremark has a controlling interest or which is related to or affiliated with any of the Defendants or Terremark; and (iii) the respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Credit Suisse and Goldman), and attorneys of Terremark and Verizon.
          (k) That “Unknown Claims” means any claim that any Plaintiff or any member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Released Claims, the parties stipulate and agree that upon Final Approval of the Settlement, each Plaintiff shall expressly waive, relinquish and release, and each member of the Class shall be deemed to have, and by operation of the final order and judgment by the Courts shall have, expressly waived, relinquished and released, any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR
The Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Plaintiff, and by operation of law the members of the Class, to extinguish completely, irrevocably, fully, finally and forever any and all Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. Plaintiff acknowledges, and the members of the Class by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants in entering into the Stipulation.
          (l) A release by Defendants, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, of Plaintiff, the Class and Plaintiff’s counsel from any and all claims arising out of or relating to their filing and prosecution of the Actions; provided, however, that the release shall not include the right of the Defendants to enforce the terms of the Stipulation and the Settlement.
          (m) A: (i) covenant by Plaintiff as well as each member of the Class not to sue, and a bar against each Plaintiff and each member of the Class from suing, any Released Person for, or relating to, any Released Claim; (ii) provision that any of the Defendants shall have the right to withdraw from the Settlement (and thereby relieved of any obligations going forward, including any obligation to pay any attorneys’ fees and expenses of Plaintiff’s counsel) in the event that any claims related to the subject matter of the Released Claims are commenced or prosecuted against any of the Released Persons in any court prior to final approval of the Settlement, and such claims are not dismissed with prejudice or stayed in contemplation of dismissal, and (iii) provision that in the event any such claims are commenced or prosecuted, the Parties agree to cooperate and use all reasonable efforts to secure the dismissal thereof.

          (n) That in the event the Settlement does not become final for any reason, the Defendants reserve the right to oppose certification of any plaintiff class in the Actions or in any future proceedings.
          (o) Such other terms and conditions not inconsistent with the terms and conditions of this MOU that are customary for the settlement of actions of this type.
     4. This MOU shall be of no force and effect should the Settlement not be effectuated. In such event, this MOU (as well as the negotiation of, and discussions among counsel to the Parties relating or leading to, the MOU and the Settlement): (a) shall not in any way be deemed to prejudice in any respect the positions of the parties in any of the Actions; (b) used, referred to or cited in any way in the Actions or any other litigation or proceedings other than to enforce the Settlement or this MOU; and/or (c) entitle any party to the recovery of costs and expenses to implement this MOU. If the Settlement is not effectuated, Plaintiff’s counsel will not be entitled to seek an award of attorneys’ fees and expenses in connection with the Actions as it relates to the Settlement.
     5. Terremark shall be responsible for providing notice of the Settlement to the Settlement Class Members in the manner directed by the Court. In connection with their application for entry of the Scheduling Order, the Parties to the Action shall jointly request that the Court approve the dissemination of the Notice to the Settlement Class Members by means of: (a) a press release which, together with the Stipulation and Notice, shall be made available on the Company’s website until the expiration date of the time for filing a notice of appeal from the Order and Final Judgment, and (b) a Form 8-K filing with the SEC that includes the press release referred to above, the Stipulation and the Notice.
     6. Terremark or its successor entity (or their insurers) shall assume administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating the Notice, irrespective of whether the Court approves the Settlement, and in no event shall Plaintiff, the Settlement Class Members, or their counsel be responsible for any notice costs or expenses.

     7. The Settlement, this MOU and the implementation or effectuation thereof, are not conditioned on any award of attorneys fees and expenses to Plaintiff’s counsel. Neither Plaintiff nor any member of the Class shall have any right to terminate or withdraw from the Settlement by reason of any order or other proceeding (including, without limitation, any appeals) relating to any application by Plaintiff’s counsel for, or any award by the Court of, attorneys’ fees and/or expenses. Defendants shall have no responsibility for, and no liability with respect to, the fee and/or expense allocation among Plaintiff’s counsel and/or any other person who may assert any claim thereto.
     8. This MOU shall be of no further force or effect upon the execution of the Stipulation which shall supersede the terms of this MOU.
     9. This MOU and the Stipulation and all negotiations, discussions and proceedings in connection therewith shall not be deemed or constitute a presumption, concession or admission by any party of any fault, liability or wrongdoing or lack of any fault, liability or wrongdoing, as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, involved, offered or received in evidence or otherwise used by any person in any action or proceeding, except in any proceeding to enforce their terms. The Stipulation shall include such a provision.
     10. This MOU will be executed by counsel for the Parties, each of whom represents and warrants that they have the authority to enter into this MOU. This MOU may be executed in counterparts by any of the signatories hereto, including by telecopier or email, and as so executed, shall constitute one agreement.

     11. This MOU and the settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles. All actions or proceedings arising out of or relating to this MOU and the Settlement shall be exclusively heard and determined in the Chancery Court of the State of Delaware and the Parties hereby irrevocably submit to the exclusive jurisdiction of that Court in connection therewith.
     12. This MOU constitutes the entire agreement among the parties with respect to the subject matter hereof, and may be modified or amended only by a writing signed by the signatories hereto.
     13. Upon execution by the Parties, this MOU shall be binding upon and inure to the benefit of the Parties, their successors, assigns, heirs, executors, legal representatives and administrators.
     14. Plaintiff, on behalf of itself and all other Class Members, covenants not to sue any Released Person for, or relating to, any Released Claim. The Scheduling Order shall provide that, pending the Court’s determination as to final approval of the Settlement, Plaintiff and all members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any claim related, directly or indirectly, to any Released Claims, against any of the Released Parties. If any action is filed in any court asserting claims that are related to the subject matter of the Action prior to final Court approval of the proposed Settlement, the Parties shall cooperate in obtaining the dismissal or withdrawal of such related litigation, including where appropriate joining in any motion to dismiss or demurrer to such litigation. If the Parties’ motion to dismiss such action is not granted or if any such Parties’ motion to stay such action is not granted in contemplation of dismissal after approval of the Settlement contemplated hereby, any of the Defendants may at his, her or its sole option withdraw from the Settlement so as to be relieved from any obligations going forward (including any obligation to pay any attorneys’ fee and expenses award to Plaintiff’s counsel that might be made by the Delaware Court). The Settlement shall remain binding as to the remaining parties hereto.

     15. From the date of this Stipulation through and including final approval of the Settlement (including the final dismissals with prejudice of the Actions on the merits), Plaintiff agrees to, stay the Action and to stay and not to initiate or participate in, any and all other proceedings arising out of, based up on concerning any of the Released Claims other than those proceedings necessary to implement and effectuate the Settlement itself. The Parties also agree, from the date of this Stipulation forward, to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in the Florida State Actions or Florida Federal Actions and any other litigation against any of the parties to this Stipulation which challenges the Settlement, any of the Transactions, the Tender Offer, the Merger, the Merger Agreement, including the negotiation and consideration of these Merger or Merger Agreement or any amendment thereto, any transactions contemplated thereby and/or any disclosures related thereto, or otherwise involves, directly or indirectly, a Released Claim against the Released Parties.
     16. The Parties agree to negotiate in good faith as to any application Plaintiff’s counsel may make for an award of reasonable attorneys’ fees and expenses. Defendants acknowledge that the pendency and prosecution of the Actions and the negotiations between Plaintiff’s counsel and Defendants’ counsel were the cause of Defendants’ agreement to make the additional disclosures reflected in Exhibit A and the amendments to the Merger Agreement set forth in Exhibit B. Terremark (or its successor entity), on behalf of and for the benefit of itself and the Defendants in the Action, agrees to promptly pay any final award of fees and expenses by the Court.

WEIL, GOTSHAL & MANGES LLP	GRANT & EISENHOFER P.A.

/s/ Greg Danilow	/s/ Stuart M. Grant

Greg Danilow	Stuart M. Grant
Seth Goodchild	Cynthia A. Calder
Adam Schloss	John C. Kairis
767 Fifth Avenue	1201 North Market Street, Suite 2100
New York, New York 10153	Wilmington, DE 19801
Tel: (212) 310-8000	Tel: (302) 622-7000
Fax: (212) 310-8007	Fax: (302) 622-7100

- and -	- and -

RICHARDS, LAYTON, & FINGER, P.A.	BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

Catherine G. Dearlove	Mark Lebovitch
Blake Rohrbacher	Amy Miller
One Rodney Square	Jeremy Friedman
920 North King Street	1285 Avenue of the Americas
Wilmington, DE. 19801	New York, New York 10019
Tel: (302) 651-7700	Tel: (212) 554-1400
Fax: (212) 554-1444

Counsel for Defendants Verizon
Communications Inc. and
Verizon Holdings Inc.	Co-Counsel for Plaintiff

MORRIS, NICHOLS, ARSHT &	THE LAW OFFICE OF STEPHEN JAMES BINHAK,
TUNNEL, LLP	P.L.L.C.

/s/ Jon Abramczyk	/s/ Stephen Binhak

Jon Abramczyk	Stephen Binhak
John DiTomo	2 South Biscayne Blvd., 35th Floor
1201 North Market Street	Miami, FL 33131
Wilmington, DE 19899	Tel: (305) 361-5500
Tel: (312) 853-7000	Fax: (305) 428-9553
Fax: (312) 853-7036

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KOBRE & KIM LLP	POTTER ANDERSON & CORROON LLP

/s/ Andrew C. Lourie	/s/ Matthew E. Fischer

Danielle L. Rose	Matthew E. Fischer
Andrew C. Lourie	1313 N. Market Street
800 Third Avenue	Wilmington, DE 19801
New York, NY 10022	Tel: (302) 984-6153
Tel: (212) 488-1200	Fax: (302) 658-1192
Fax: (212) 488-1220

Counsel for Terremark	Counsel for Manuel D. Medina
Worldwide, Inc, Guillermo
Amore, Frank Botman, Timothy
Elwes, Antonio S. Fernandez,
Melissa Hathaway, Arthur L.
Money, Marvin S. Rosen,
Rodolfo A. Ruiz and Joseph R.
Wright, Jr.

Exhibit A
Additional Disclosures Concerning the Tender Offer
1)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the sixteenth paragraph set forth under the heading “Background of the Offer and Merger — Commercial Partnering Arrangements with Parent and Events Leading to the Merger Agreement” and replacing it in its entirety with the following paragraph:
     After further discussion about the Company’s outlook and prospects and the potential for an acquisition by the Company to materially enhance revenue growth and Stockholder value, including a review of an analysis delivered by Credit Suisse at the request of management, the Board authorized management to inform Parent that Parent’s price proposal could not be a basis for any substantive sale transaction discussions. However, the Board authorized Mr. Medina to further inform Parent that the Company would be willing to engage in a preliminary dialogue with management at Verizon regarding a potential sale transaction, provided that Parent was willing to (i) respond with a firm offer price in excess of $16.00 — $18.00, (ii) outline an exploratory and due diligence process that was not disruptive to management and execution of the Company’s business generally and (iii) clarify in detail, to the Board’s satisfaction, Parent’s contemplated transaction structure and timing.
2)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by inserting a new twenty-seventh paragraph under the heading “Background of the Offer and Merger — Commercial Partnering Arrangements with Parent and Events Leading to the Merger Agreement” which reads as follows:
     In late December and early January of 2010, the Company and its representatives received oral communications from parties responding to apparent market rumors that the Company was engaged in discussions concerning a possible sale of the Company or other extraordinary transaction, including an investment bank expressing interest in advising the Company in any such transaction and a telecommunications company inquiring as to the validity of such rumors. Consistent with its policy of not responding to rumors and its obligations under the Confidentiality Agreement the Company had executed with Verizon, the Company’s representatives did not respond to these parties, and no further communications were received from such parties.
3)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the first paragraph set forth under the heading “Opinion of the Company’s Financial Advisor — Other Matters” and replacing it in its entirety with the following paragraph:
     The Company engaged Credit Suisse as its exclusive financial advisor in connection with the Transaction. The Company selected Credit Suisse based on Credit Suisse’s qualifications, experience and reputation, and its familiarity with the Company and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. For services rendered in connection with the delivery to the Board of Directors of its opinion that, as of January 27, 2011 and subject to the assumptions and qualifications set forth therein, the Offer Price and the Merger Consideration was fair to Stockholders from a financial point of view, the Company paid Credit Suisse an investment banking fee upon delivery of its opinion of $2,000,000 (the “Opinion Fee”). Additionally, the Company will pay Credit Suisse a fee of $15,000,000 (the “Base Fee”) for advisory services in connection with the Merger, which is contingent upon consummation of the Merger; provided, however, that the Company would be obligated to pay Credit Suisse the Base Fee upon consummation of the Offer if more than 80% of the Shares outstanding are validly tendered, accepted for payment and paid for in the Offer. If the per Share consideration in the Merger, the Offer or any similar transaction involving the Company exceeds $19.00, then the Company will pay Credit Suisse an additional fee equal to 0.72% of the incremental portion of such increase in consideration in excess of $19.00, which fee is contingent upon the closing of such transaction (the “Additional Fee” and together with the Base Fee, the "˜Transaction Fee”). The Opinion Fee will be fully creditable against the Transaction Fee. The Company also agreed to reimburse Credit Suisse for its reasonable and customary expenses, including the reasonable fees and expenses of one firm of outside legal counsel, resulting from or arising out of the Company’s engagement of Credit Suisse in respect of the Offer and the Merger, and the Company will indemnify Credit Suisse, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
4)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the third paragraph set forth under the heading “Opinion of the Company’s Financial Advisor — Selected Public Company Analysis” replacing it in its entirety with the following paragraph:
     Credit Suisse reviewed, among other things, various trading multiples for the Company and the other selected companies using closing stock prices as of January 25, 2011 and information it obtained from management estimates, public filings, publicly available research analyst estimates (with respect to the other selected companies) and other publicly available information.
[TABLE TO FOLLOW REMAINS UNCHANGED]

5)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the fourth paragraph set forth under the heading “Opinion of the Company’s Financial Advisor — Selected Public Company Analysis” replacing it in its entirety with the following paragraph:
     Based upon Credit Suisse’s review of the Company and the other selected public companies, Credit Suisse then applied a range of multiples of 10.0x to 13.0x to estimated calendar year 2011 (“CY 2011E”) adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), to corresponding financial data for the Company, using financial estimates provided by the Company’s management. The adjustments to EBITDA performed by Credit Suisse in its analysis consist of, among other items, non-recurring charges and share-based payments of the Company. The growth adjusted EBITDA multiple for calendar year 2010 (“CY 2010”) is derived from the adjusted EBITDA multiple for such year divided by the CY 2010 to calendar year 2012 adjusted EBITDA growth, while the growth adjusted EBITDA multiple for CY 2011E is derived from the adjusted EBITDA multiple for such year divided by the calendar year 2011 to calendar year 2013 adjusted EBITDA growth. The selected multiple range was chosen based on Credit Suisse’s experience and judgment after reviewing the selected companies and their corresponding multiples taken as a whole and do not reflect separate or quantifiable judgments regarding individual multiples or companies. This analysis indicated the following implied per share equity reference range for the Company, as compared to the Per Share Consideration to be received by the Stockholders in the Transaction:
[TABLE TO FOLLOW REMAINS UNCHANGED]

6)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the paragraph set forth under the heading “Opinion of the Company’s Financial Advisors — Other Factors” replacing it in its entirety with the following paragraph:
     In rendering its fairness opinion, Credit Suisse also reviewed and considered other factors, including:
•	Publicly available equity research analysts’ price targets for the Company (which consisted of 18 publicly available analyst price targets with six to eighteen month price targets ranging from $9.60 to $18.00).

•	The high and low trading prices of the Shares during the 52-week period ended January 25, 2011.
7)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the second paragraph set forth under the heading “Opinion of the Company’s Financial Advisor — Discounted Cash Flow Analysis” and replacing it in its entirety with the following paragraph:
     Credit Suisse calculated a range of estimated terminal values for the Company of $2.394 billion to $3.033 billion by applying a range of trailing LTM terminal EBITDA multiples of 7.5x to 9.5x to 2015E calendar year estimated EBITDA. The estimated free cash flows and terminal values were then discounted to present value using discount rates ranging from 8.00% to 11.00%. The range of terminal EBITDA multiples were selected by Credit Suisse based on Credit Suisse’s experience in the valuation of businesses and securities and Credit Suisse’s familiarity with the Company and its business. The range of discount rates were selected by Credit Suisse based on the weighted average cost of capital of the Company and based on Credit Suisse’s experience in the valuation of businesses and securities and Credit Suisse’s familiarity with the Company and its business.
8)	In addition, certain conforming amendments will be made to reflect the agreements contemplated in this MOU, including, but not limited, to the following Sections:
     (a) Item 2, “Identity and Background of Filing Person” under the heading “Permissible Extensions of the Offer”
     (b) Item 4, “The Solicitation or Recommendation” under the heading “Recommendation of the Board of Directors”
     (c) Item 8, “Additional Information” under the heading “Litigation”

Exhibit B
EXECUTION COPY
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
          This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) dated as of February 28, 2011, is by and among Verizon Communications Inc., a Delaware corporation (“Parent”), Verizon Holdings Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Purchaser”), and Terremark Worldwide, Inc., a Delaware corporation (the “Company”).
          WHEREAS, Parent, Purchaser and the Company entered into that certain Agreement and Plan of Merger dated as of January 27, 2011 (the “Merger Agreement”);
          WHEREAS, Purchaser commenced the Offer on February 10, 2011;
          WHEREAS, Parent, Purchaser and the Company now intend to amend certain provisions of the Merger Agreement as set forth herein; and
          WHEREAS, the Board of Directors of the Company has approved the execution and delivery of this Amendment on behalf of the Company and recommends the Transactions as amended hereby.
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser, and the Company agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used herein that are not otherwise defined have the meanings set forth in the Merger Agreement.
     SECTION 2. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:
     2.1 The first sentence of Section 1.1(c) of the Merger Agreement shall be amended in its entirety to read as follows:
          (c) Expiration and Extensions of the Offer. The Offer shall initially be scheduled to expire at midnight, New York City time, on March 21, 2011 (the “Initial Offer Expiration Date”); provided that, if at any scheduled expiration of the Offer, any Offer Condition is not then satisfied or, to the extent permitted by this Agreement and applicable Law, waived, then Purchaser shall extend the Offer on one or more occasions for consecutive periods of at least five (5) Business Days but no more than ten (10) Business Days, each as determined by Parent, or for such longer period(s) as Parent and the Company may otherwise agree, up until the Walk-Away Date to permit such Offer Condition(s) to be satisfied; provided, however, that, if all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived, Purchaser shall have the right, but not the obligation, to terminate the Offer ten (10) days after the date on which all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived (but not earlier than April 27, 2011).
     2.2 The first sentence of Section 5.4(c) of the Merger Agreement shall be amended in its entirety to read as follows.
          If following the Offer Closing or Offer Termination this Agreement has not been validly terminated pursuant to Section 7.1 and the adoption of this Agreement by the Company’s stockholders is required by applicable Law, then the Company shall have the right at any time after the Proxy Statement Clearance Date to (and Parent and Purchaser shall have the right, at any time after the Proxy Statement Clearance Date other than if the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.2(e)), to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within ten (10) Business Days after such receipt), (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Stockholders’ Meeting”), and (ii) mail to the holders of Shares as of the record date established for the Stockholders’ Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”).
     2.3 The sixth sentence of Section 5.4(c) of the Merger Agreement shall be deleted in its entirety.
     2.4 The defined term “Termination Fee” in Section 8.11(a) of the Merger Agreement shall be amended in its entirety to read as follows.
     “Termination Fee” means $40,000,000.
     SECTION 3. Top-Up Option. The Company, Parent and Purchaser hereby agree that, notwithstanding the provisions of Section 1.4 of the Merger Agreement and all corresponding references in the Merger Agreement to Top-Up Option, Top-Up Notice, Top-Up Closing, Promissory Note and Top-Up Shares, neither Parent nor Purchaser shall exercise the Top-Up Option under any circumstances and the Company shall not under any circumstances issue to Parent or to Purchaser any Top-Up Shares.
     SECTION 4. Effect on Merger Agreement. Other than as specifically set forth herein, all other terms and provisions of the Merger Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

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     SECTION 5. Severability. If any term or other provision of this Amendment is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Amendment shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     SECTION 6. Captions. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof.
     SECTION 7. Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Amendment.
     SECTION 8. Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns as provided in the Merger Agreement.
     SECTION 9. Governing Law; Jurisdiction; Waiver of Jury Trial.
     9.1 This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law rules thereof that would result in the application of the Law of any other jurisdiction.
     9.2 All actions and proceedings arising out of or relating to this Amendment shall be exclusively heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
     9.3 Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

VERIZON COMMUNICATIONS INC.
By:	/s/ John W. Diercksen
	Name:	John W. Diercksen
	Title:	Executive Vice President -- Strategy, Development and Planning

VERIZON HOLDINGS INC.
By:	/s/ John W. Diercksen
	Name:	John W. Diercksen
	Title:	Executive Vice President -- Strategy, Development and Planning

TERREMARK WORLDWIDE, INC.
By:	/s/ Manuel D. Medina
	Name:	Manuel D. Medina
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]